UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

DDi Corp.

DDi Capital Corp.

(Exact name of registrants as specified in their charter)

Delaware California	000-30241 333-41187	06-1576013 33-0780382
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

On August 20, 2003, DDi Corp. (“Old DDi”) and DDi Capital Corp. (“DDi Capital,” together with Old DDi, the “Debtors”), one of its indirect U.S. subsidiaries, filed voluntary petitions for reorganization relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On December 2, 2003 (“Confirmation Date”), the Bankruptcy Court entered an order confirming the debtors’ Modified First Amended Plan of Reorganization dated as of August 30, 2003 (the “Plan”). On December 13, 2003 (the “Effective Date”), DDi Corp. has reorganized, “Reorganized DDi”) and DDi Capital effectuated the Plan. The Plan is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the Bankruptcy Court’s order confirming the Plan is attached hereto as Exhibit 2.2 and incorporated herein by reference.

On the Effective Date, the following provisions of the Plan were implemented:

•	The Board of Directors of Reorganized DDi was reconstituted to consist of the following six members: Bruce McMaster, David Blair, Andrew Lietz, Robert Guezuraga, Jay Hunt and Carl Vertuca. The Board of Directors of Reorganized DDi Capital was reconstituted to consist of the following three members: Bruce McMaster, Joseph Gisch and Timothy Donnelly.

•	The Certificate of Incorporation of Reorganized DDi was amended and restated. Under the Amended and Restated Certificate of Incorporation, Reorganized DDi has authorized 80,000,000 shares of capital stock, consisting of (a) 75,000,000 shares of Common Stock, $.001 par value per share (“New Common Stock”), and (b) 5,000,000 shares of Preferred Stock, $.001 par value per share (“New Preferred Stock”). The Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

•

A Certificate of Designation (the “Certificate of Designation”) for Reorganized DDi designating 1,000,000 shares of the Preferred Stock as “Series A Preferred Stock” (the “Series A Preferred”) became effective. Each share of Series A Preferred Stock has a liquidation value of $15.00 per share (plus accrued and unpaid dividends thereon), for an initial aggregate liquidation preference of $15 million. Each share of Series A Preferred accrues dividends at a rate of 15% per year, payable quarterly in arrears, which will compound quarterly and accumulate to the extent not paid. Reorganized DDi shall use its best efforts to cause its wholly-owned subsidiary, DDi Europe Limited (“DDi Europe”) to pay dividends to Reorganized DDi to enable Reorganized DDi to pay dividends on the Series A Preferred (a) if such dividends by DDi Europe are not prohibited by existing financing arrangements or applicable law, and (b) if DDi Europe will have at least £2.0 million in cash, as reflected upon its balance sheet prepared in accordance with U.K. GAAP, immediately following such dividend payment. Dividends paid by Reorganized DDi shall be payable only out of (a) the capital stock of DDi Europe and (b) any cash, property or other assets of DDi Europe or any of its subsidiaries that is transferred to Reorganized DDi by way of dividend or otherwise (“DDi Europe Value”). The obligations of Reorganized DDi with respect to the Series A Preferred will rank senior to all other rights, claims, and interests against and in Reorganized DDi with respect to the DDi Europe Value, but with no rights, claims and interests in and to any other assets and equity interests, whether direct or indirect, of Reorganized DDi. In the event that the Debtors are able to obtain the consent of the Bank of Scotland under DDi Europe’s existing senior credit facility to the issuance of Preferred Stock by DDi Europe (the “DDi Europe Preferred”), each share of Series A Preferred shall convert into or be exchanged for one share of DDi Europe Preferred, with substantially similar rights, preferences and privileges. The holders of the Series A Preferred will vote as a class and have the right to direct Reorganized DDi to elect four directors to the board of directors of DDi Europe. The holders of the Series A Preferred are also entitled to  1/100 of one vote for each share of Series A Preferred held. The Series A Preferred shall have no other voting rights except as required by law. After two years, the number of directors of DDi Europe that the holders of the Series A Preferred shall have the right to elect may vary from one to four, depending on the level of EBIDTA for DDi Europe. The Series A Preferred will have certain covenant rights including covenants restricting DDi Europe’s ability to pay certain dividends, dispose of certain assets and incur additional indebtedness. Reorganized DDi shall redeem the Series A Preferred upon the later of (a) January 31, 2009 or (b) repayment in full of all obligations under the DDi Europe credit facility, as amended from time to time (but not as to any extensions of the maturity date), to the extent permitted by law. Reorganized DDi shall effect such redemption using only DDi Europe Value. Each holder of the Series A Preferred shall have the right to require Reorganized DDi upon certain change of control events to purchase or repurchase all of such holder’s investment in the Series A Preferred. The Certificate of Designation for the Series A Preferred is attached hereto as Exhibit 3.2 and incorporated herein by reference.

•	The Bylaws of Reorganized DDi and DDi Capital were amended and restated. The Amended and Restated Bylaws of Reorganized DDi and DDi Capital are attached hereto as Exhibits 3.3 and 3.4, respectively, and are each incorporated herein by reference.

•	All existing equity securities of the Debtors, including all outstanding shares of Old DDi common stock and all outstanding options to purchase Old DDi common stock were cancelled.

•	All existing documents evidencing or creating any indebtedness in the Debtors, including the 6.25% Convertible Subordinated Notes due 2007 issued by Old DDi, the 5.25% Convertible Subordinated Notes due 2008 issued by Old DDi and the 12.5% Senior Discount Notes due 2007 issued by DDi Capital, were cancelled.

•

The aggregate outstanding unpaid principal amount of Senior debt and the face amount of undrawn letters of credit, plus interest and fees hereon, under the Dynamic Details Senior Credit Facility (the “Pre-Restructuring Senior Credit Facility”) were restructured, exchanged and repaid pursuant to a Second Amended and Restated Credit Agreement, dated as of December 12, 2003 (the “Restructured Senior Credit Facility”) and all the rights of the Senior Debt Parties under the Pre-Restructuring Senior Credit Facility were modified, exchanged and restated as provided in the Restructured Senior Credit Facility. The Restructured Senior Credit Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Restructured Senior Credit Facility consist of:

(a) a Tranche A Revolving and Term Loan Facility in an aggregate amount of $15.0 million, which will be available as a revolving loan until June 30, 2005 at which time any outstanding amounts under such facility shall be converted to a Tranche A Term Loan with a maturity date of April 15, 2008, and (b) a Tranche B Term Loan consisting of $57.9 million. The Tranche A Revolving Credit Facility will have $13.8 million outstanding and $1.2 million of Tranche A letters of credit obligations outstanding after the restructuring. The Tranche B Term Loan will mature on April 15, 2008. No significant amortization under either Tranche will be due until 2005.

•	In connection with the Restructured Senior Credit Facility, the Debtors executed and delivered two Guarantee and Collateral Agreements, pursuant to which (a) Reorganized DDi pledged one hundred percent (100%) of the common stock of DDi Intermediate Holdings Corp. as collateral to secure the Restructured Senior Credit Facility, and (b) DDi Intermediate Holdings Corp. pledged one hundred percent (100%) of the common stock of Capital as collateral to secure the Restructured Senior Credit Facility. The Guarantee and Collateral Agreements are attached hereto as Exhibits 10.2 and 10.3, respectively, and are each incorporated herein by reference.

•	Each of the lenders under the Restructured Senior Credit Facility was issued a pro rata share of warrants to purchase 10.0% of the New Common Stock of Reorganized DDi on a fully diluted basis (the “Secured Lender Warrants”). Subject to the terms and conditions set forth in the Second Lender Warrant Agreement, The Secured Lender Warrants will be held in an escrow account until the twenty-four (24) month anniversary of the Effective Date (the “Second Anniversary Date”). The Secured Lender Warrant Agreement and the Secured Lender Warrant Escrow Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively, and are each incorporated herein by reference.

•	Each holder of the 5.25% Convertible Subordinated Notes of Old DDi was issued a pro rata share of (a) 43.4% of the new outstanding common stock of Reorganized DDi, subject to dilution for New Common Stock to be issued under Reorganized DDi’s new management equity incentive plan, which is described below, the Senior Discount Warrants and the Secured Lender Warrants and (b) 50% of Series A of Preferred Stock of Reorganized DDi with an aggregate liquidation preference of $7.5 million.

•	Each holder of 6.25% convertible subordinated notes of Reorganized DDi was issued a pro rata share of (a) 50.76% of the new outstanding common stock of Reorganized DDi, subject to dilution for issuance of New Common Stock the Senior Discount Warrants to be issued under Reorganized DDi’s new management equity incentive plan, which is described below, the Senior Discount Warrants and the Secured Lender Warrants, and (b) 50% of the Series A Preferred of Reorganized DDi with an aggregate liquidation preference of $7.5 million.

•

Each holder of the Senior Discount Notes, was issued restructured DDi Capital senior discount notes with a maturity date of January 1, 2009. Payment-in-kind interest on such restructured senior discount notes would accrue at 16%, which would transition to cash pay at 14%, subject to certain terms and conditions. The Indenture governing the restructured senior discount notes is attached hereto as Exhibit 10.5 and incorporated herein by reference. The holders of the Senior Discount Notes also received warrants representing 2.5% of Reorganized DDi’s common stock (the “Senior Discount Warrants”), subject to dilution for New Common Stock to be issued under Reorganized DDi’s new management equity incentive plan, which is described below, and the Secured Lender Warrants. The warrants will be held in escrow and will be exercisable after the twenty-four month anniversary of the effective date of the restructuring, but will be subject to forfeiture if the Company meets certain conditions involving the permanent prepayment of the restructured Senior Discount Notes on or before such anniversary date. The Senior Discount Warrant Agreement and the Senior Discount Warrant Escrow Agreement are attached hereto as Exhibits 10.7 and 10.8, respectively, and are each incorporated herein by reference.

•	The common equity holders of Old DDi were issued receive 1% of the New Common Stock of Reorganized DDi, subject to dilution for issuance of New Common Stock in connection with the exercise of Reorganized DDi’s new stock options to be issued in connection with Reorganized DDi’s new management equity incentive plan, Senior Discount Warrants and Secured Lender Warrants following the restructuring.

•	The holders of the Secured Lender Warrants and the Senior Discount Warrants shall have, pursuant to registration rights agreements, certain registration rights with respect to the common stock underlying the Secured Lender Warrants and the Senior Discount Warrants. The Registration Rights Agreements relating to the Secured Lender Warrants and the Senior Discount Warrants are attached hereto as Exhibits 10.9 and 10.10, respectively, and are each incorporated herein by reference.

•	The holders of the Series A Preferred and the DDi Europe Preferred (when issued) shall have, pursuant to registration rights agreements, certain registration rights with respect to the Series A Preferred and the DDi Europe Preferred. The Registration Rights Agreements relating to the Series A Preferred and the DDi Europe Preferred are attached hereto as Exhibits 10.11 and 10.12, respectively, and are each incorporated herein by reference.

•	The holders of the New Common Stock issued to the holders of the convertible subordinated notes of Old DDi pursuant to the Plan shall have, pursuant to a New Common Stock Registration Rights Agreement, certain registration rights with respect to the New Common Stock. The New Common Stock Registration Rights Agreement is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Reorganized DDi will establish a new management equity incentive plan. Under the new management equity incentive plan, Reorganized DDi intends to issue shares of restricted stock equaling five percent (5%) of Reorganized DDi’s New Common Stock to Reorganized DDi’s management, and Reorganized DDi may issue options for up to an additional 16.5% of Reorganized DDi’s New Common Stock on a fully-diluted basis for members of management.

As of the Effective Date, after giving effect to the Plan, Reorganized DDi has 23,750,000 shares of New Common Stock and 1,000,000 shares of Series A Preferred issued and outstanding. In addition, (a) 3,051,507 shares of the New Common Stock have been reserved for future issuance pursuant to the Secured Lender Warrants, (b) 762,876 shares of the New Common Stock have been reserved for future issuance pursuant to the Senior Discount Secured Warrants, and (c) 1,250,000 shares of New Common Stock have been reserved for issuance pursuant to Reorganized DDi’s management incentive plan. As of the Effective Date, after giving effect to the Plan, DDi Capital had 1,000 shares of common stock outstanding, all of which was held by DDi Intermediate Holdings, Inc., a wholly-owned subsidiary of Reorganized DDi.

Except as otherwise specifically provided in the Plan, on the Effective Date, all property of the Debtors revested in each of the Debtors, free and clear of all claims, liens, charges, encumbrances, rights and equity interests of creditors and equity security holders. Information regarding the assets and liabilities of the Debtors as of October 31, 2003 is hereby incorporated by reference into this report from the Debtors’ balance sheets attached hereto as Exhibits 99.1 and 99.2, respectively. The Debtors’ assets and liabilities as of the date the confirmation order was issued were not materially different. The Debtors’ cash assets upon consummation of the Plan will not differ materially as a result of the Plan. The Debtors’ liabilities will differ materially by reason of the discharge of liabilities provided by the Plan and the new obligations undertaken by the Debtors in implementation of the Plan as described above. On or near the Confirmation Date, the Debtors will adopt “fresh start accounting” in accordance with AICPA’s Statement of Position 90-7, “Financial Reporting by Entities in Registration under the Bankruptcy Code,” with respect to their financial reports, which requires the Debtors to restate all assets and liabilities to their fair values based upon certain valuations which the Debtors will make in connection with the implementation of the Plan. The Debtors have not yet determined the impact of fresh start accounting on the historical consolidated financial statements.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
2.1	Modified First Amended Joint Plan of Reorganization Dated as of August 30, 2003

2.2	Order Confirming Debtors’ Modified First Amended Joint Plan of Reorganization Dated as of August 30, 2003.

3.1	Amended and Restated Certificate of Incorporation of DDi Corp.

3.2	Certificate of Designation of DDi Corp.

3.3	Amended and Restated Bylaws of DDi Corp.

3.4	Amended and Restated Bylaws of DDi Capital Corp.

10.1	Second Amended and Restated Credit Agreement made by DDi Corp., dated as of December 12, 2003

10.2	Guarantee and Pledge Agreement made by DDi Corp., dated as of December 12, 2003

10.3	Amended and Restated Guarantee and Collateral Agreement made by DDi Intermediate Holdings, DDi Capital Corp., Dynamic Details, Incorporated, Dynamic Details, Incorporated, Silicon Valley and certain of their Subsidiaries, dated as of December 12, 2003

10.4	Secured Lender Warrant Agreement, dated as of December 12, 2003

10.5	Secured Lender Warrant Escrow Agreement, dated as of December 12, 2003

10.6	Indenture dated as of December 12, 2003 with respect to DDi Capital 16% Senior Accreting Notes due 2009

10.7	Senior Discount Warrant Agreement, dated as of December 12, 2003

10.8	Senior Discount Warrant Escrow Agreement, dated as of December 12, 2003

10.9	Registration Rights Agreement, dated as of December 12, 2003, relating to DDi Corp. Secured Lender Warrants

10.10	Registration Rights Agreement, dated as of December 12, 2003, relating to DDi Corp. Senior Discount Warrants

10.11	Registration Rights Agreement, dated as of December 12, 2003, relating to Series A Preferred Stock of DDi Corp.

10.12	Registration Rights Agreement, dated as of December 12, 2003, relating to Preferred Stock of DDi Europe

10.13	Registration Rights Agreement, dated as of December 12, 2003, relating to New Common Stock

99.1	Balance Sheet for DDi Corp. as of October 31, 2003

99.2	Balance Sheet for DDi Capital Corp. as of October 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: December 17, 2003	By:	/s/ JOHN K. STUMPF
John K. Stumpf Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.

Date: December 17, 2003	By:	/s/ JOHN K. STUMPF
John K. Stumpf Chief Financial Officer and Treasurer